UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2016

Baristas Coffee Company, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55254	20-3118202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Washington Ave. N., Kent WA	98032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (800) 988-7735

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

(a) Previous independent registered public accounting firm

On or about April 14, 2016, our company was advised that Stevenson & Company CPAS LLC ("Stevenson") was resigning as our company's independent registered public accounting firm. Our board of directors did not recommend or approve the resignation.

Stevenson was originally engaged as our independent registered public accounting firm on August 1, 2015. There were no disagreements between our company and Stevenson through the interim period from August 1, 2015 to April 14, 2016 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Stevenson, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

We provided Stevenson, with a copy of this disclosure before its filing with the SEC. We requested that Stevenson, provide us with a letter addressed to the SEC stating whether or not they agree with the above statements. A copy of the letter provided from Stevenson is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New independent registered public accounting firm

To date, our company has not appointed an independent registered public accounting firm to audit our financial statements as successor to Stevenson. At such time as a new independent registered public accounting firm has been appointed for our company, we will file a Current Report on Form 8-K.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 26, 2016, our board of directors concluded that the our consolidated financial statements for the twelve months ended December 31, 2015 and the quarters therein and our interim consolidated financial statements for the three months ended March 31, 2016 (collectively, the "Non-Reliance Periods"), as reported on our Annual Report on Form 10-K filed on May 3, 2016, our Amended Annual Report on Form 10-K/A filed on July 11, 2016 and our Quarterly Report on Form 10-Q filed on July 12, 2016, should not be relied upon as they were filed with management prepared financial statements. Accordingly, investors, analysts and other persons should not rely upon our previously released financial statements and other financial data for the Non-Reliance Periods or any press releases, investor presentations or other communications that relate to that information.

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Due to the resignation of Stevenson as set out in Item 4.01 above, our company did not have an independent registered public accounting firm engaged during the Non-Reliance Periods, and therefore, our Form 10-K and Form 10-K/A for the year ended December 31, 2015 contained unaudited management prepared financial statements. As of the date of this Current Report, we have not yet appointed an independent registered public accounting firm.

At such time as we engage a new independent registered public accounting firm, we may be required to restate the reports filed during the Non-Reliance Periods.

Forward-Looking Statements

This Form 8-K contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on present circumstances and our company's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and our company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

Item 9.01 Financial Statements and Exhibits

16.1	Letter from Stevenson & Company CPAS LLC dated August 29, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARISTAS COFFEE COMPANY, INC.

Date: August 29, 2016	By:	/s/ Barry Henthorn
Barry Henthorn
Chief Executive Officer

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